UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 11, 2015

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(d)    Election of Director.

On March 11, 2015, the Board of Directors (the “Board”) of Harmonic Inc. (the “Company”) elected Nikos Theodosopoulos to the Board, and a press release announcing the appointment was issued by the Company on March 16, 2015. The Board also appointed Mr. Theodosopoulos to serve as a member of the Board’s Audit Committee, effective immediately.

There is no arrangement or understanding between Mr. Theodosopoulos and any other persons pursuant to which he was selected as a director. Mr. Theodosopoulos has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Theodosopoulos and the Company have entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-90752).

(e)    Compensatory.

2015 Executive and Key Contributor Bonus Plan
On March 11, 2015, the Compensation Committee of the Board, following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic 2015 Executive and Key Contributor Bonus Plan (the “Plan”). The participants in the Plan include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Carolyn V. Aver Nimrod Ben-Natan	Chief Financial Officer Senior Vice President and General Manager, Cable Edge Business
Bart Spriester	Senior Vice President, Video Products
George Stromeyer	Senior Vice President, Worldwide Sales
Under the Plan, payment of a bonus to any participant that is a member of executive management, which includes executive officers Patrick Harshman, Carolyn Aver, Nimrod Ben-Natan, Bart Spriester and George Stromeyer, will be based on performance against the Company’s revenue and non-GAAP operating margin targets. With respect to George Stromeyer, payment of a bonus under the Plan will be based on performance against a sales quota target under the Company’s sales incentive plan, as well as the Company’s revenue and non-GAAP operating margin targets. With respect to Nimrod Ben-Natan, payment of a bonus under the Plan will be based on performance against the Company’s Cable Edge Business revenue and Cable Edge Business contribution profit targets, as well as the Company’s revenue and non-GAAP operating margin targets.
A minimum threshold must be exceeded for the revenue and non-GAAP operating margin components of the Plan before any bonus payment will be made with respect to that component. In the event either of these target metrics is surpassed, a participant in the Plan may be awarded a bonus payment up to a maximum of 200% of the portion of participant’s target bonus that is related to that component.
The 2015 base salary and target bonus of each executive officer is as follows:

Name	2015 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$500,000	125%
Carolyn V. Aver	$389,090	62%
Nimrod Ben-Natan	$283,187	60%
Bart Spriester	$325,000	50%
George Stromeyer	$293,370	100%
Participants in the Plan must remain employed through the date that a bonus is paid in order to qualify for a bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.
Performance-based Equity Grant

On March 11, 2015, the Compensation Committee approved a grant of 60,000 restricted stock units (“RSUs”) to Patrick Harshman, the Company’s President and Chief Executive Officer. The RSUs will vest between 50% and 100% of the total grant based on performance against the Company’s fiscal year 2015 revenue targets.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 11, 2015, the Board adopted an amendment to Article III, Section 3.2 of the Company’s bylaws (the “Bylaws”) to increase the number of directors of the Board from seven (7) to eight (8). Set forth below is the text of the revised Bylaw provision:

“3.2 NUMBER OF DIRECTORS
The board of directors shall consist of eight (8) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.”

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1* Form of Indemnification Agreement
99.1 Press Release of Harmonic Inc. dated March 16, 2015
__________

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 33-90752.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2015	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

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